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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: December 18, 1996




                           CAROLINA FIRST CORPORATION
             (Exact name of registrant as specified in its charter)


 South Carolina                 0-15083                        57-0824914
(State of other juris-        (Commission                     (IRS Employer
diction of incorporation)     File Number)                Identification Number)


102 South Main Street, Greenville, South Carolina                29601
(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code:  (864) 255-7900




                  The Exhibit Index appears on page 4 hereof.

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ITEM 5.           OTHER EVENTS

         On November 9, 1993, the Board of Directors of Carolina First Corporation adopted a Shareholder Rights Agreement, which was entered into between the Company and Carolina First Bank, as Rights Agent. (This Shareholder Rights Agreement was subsequently filed with the Commission on Form 8-K.) On December 18, 1996, the Board of Directors approved certain amendments to the Shareholder Righs Agreement, including the increase of the exercise price from $18 per half share to $30 per half share. The Amended and Restated Shareholder Rights Agreement is included herewith as an Exhibit.

         On December 18, 1996, the Board of Directors approved certain amendments to the Com pany's Bylaws. The Amended and Restated Bylaws are included herewith as an Exhibit.



ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

(a)  FINANCIAL STATEMENTS OF THE BUSINESSES ACQUIRED.   Not Applicable

(b)  PRO FORMA FINANCIAL INFORMATION.  Not Applicable

(c)  EXHIBITS.

         3.1 Amended and Restated Bylaws of Carolina First Corporation, as amended and restated as of December 18, 1996.

         4.1 Amended and Restated Shareholder Rights Agreement entered into as of December 18, 1996 by and between Carolina First Corporation and Carolina First Bank, as Rights Agent.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               CAROLINA FIRST CORPORATION

January 8, 1997                       By:      /s/ William S. Hummers III
                                               --------------------------
                                               William S. Hummers III
                                               Executive Vice President

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                                  EXHIBIT INDEX

EXHIBIT

3.1 Amended and Restated Bylaws of Carolina First Corporation, as amended and restated as of December 18, 1996.

4.1 Amended and Restated Shareholder Rights Agreement entered into as of December 18, 1996 by and between Carolina First Corporation and Carolina First Bank, as Rights Agent.


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